                                                                    Exhibit 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report of Barton Protective Services Incorporated and subsidiary dated December 19, 2003, (except Note 9, as to which the date is June 11, 2004)
in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-119127) and
related Prospectus of Spectaguard Acquisition LLC for the registration of
$180,000,000 of its 11.375% Senior Subordinated Notes due July 15, 2011.

                                                           /s/ Ernst & Young LLP

Atlanta, GA
January 7, 2005